Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-157555; No. 333-136971; No. 333-127378; No. 333-103818; No. 333-101506; No. 333-72156; No. 333-43743; No. 333-43737) of Ameren Corporation of our report dated June 27, 2013 relating to the financial statements of Ameren Corporation Savings Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
June 27, 2013